Exhibit 99

FOR IMMEDIATE RELEASE

Company Contact:

H. P. Mechler

Senior VP & CFO

281-490-9652

Imperial Sugar Increases Investment in

Growing Organic and Natural Sweetener Business

Sugar Land, TX—(July 15, 2008)—The Imperial Sugar Company (NASDAQ:IPSU) today announced that it has increased its ownership stake in Wholesome Sweeteners, Incorporated, and also acquired an option to purchase the remaining equity interest. Wholesome, an organic and natural sweetener company based in Sugar Land, Texas, was formed as a venture in 2001 between Imperial Sugar and Edward Billington & Son, a diversified agriculture and food company based in the United Kingdom.

Under the terms of the agreement, Imperial paid $4.0 million in cash to purchase 5% of Wholesome’s common stock from Billington, increasing Imperial’s ownership position from 45% to 50%. The $4.0 million investment also includes an option to acquire the remaining 50% interest owned by Billington and is exercisable between Sept. 1, 2010 and May 31, 2011, at an agreed multiple of future earnings.

“This is an excellent investment that fits very well with our overall strategy to enter new businesses, expand channels of distribution, develop innovative products, and pursue new avenues of growth beyond our core business,” said John Sheptor, President and CEO of Imperial Sugar Company. “We believe Wholesome Sweeteners is the leading organic sugar company in the United States and provides an excellent foundation for us to grow our natural and organic portfolio.”

Nigel Willerton, CEO of Wholesome Sweeteners, also welcomed the development as an exciting opportunity to partner even more closely with Imperial Sugar. “We have built a strong market leading position in North America through delivering the highest quality products that meet the consumer demand for socially responsible and environmentally sustainable farming practices. Imperial Sugar will provide a platform to translate our leadership in the natural and organic channel to the mainstream retail environment, as well as the additional resources to support innovation and new product development.”

Continued

According to the Organic Trade Association, organic food is one of the fastest growing product groups within the food industry with sales growing 15%-20% annually. This growth reflects an increasing trend among consumers to adopt organic and natural items into their daily food and beverage diets.

“Wholesome Sweeteners’ sales performance has been impressive, generating a compound annual growth rate in excess of 30% for the last three years, and rising to the $43 million level in 2007. The company’s leadership position in the industry and continual product innovations should enable it to capture rising product sales in the expanding organic and natural sweetener channels providing enhanced margins relative to our traditional refined sugar processing and marketing business,” added Sheptor.

Wholesome Sweeteners is a pioneer in Fair Trade Certified™ organic and natural sugars, molasses and honey, bringing the first Fair Trade Certified sweeteners to North America. Recently, the company also introduced the first Fair Trade Certified organic honey products, which will be available through distribution channels in August.

About Imperial Sugar

Imperial Sugar Company is one of the largest processors and marketers of refined sugar in the United States to food manufacturers, retail grocers and foodservice distributors. The Company markets products nationally under the Imperial®, Dixie Crystals® and Holly® brands. For more information about Imperial Sugar, visit www.imperialsugar.com.

About Wholesome Sweeteners

Wholesome Sweeteners is a leading organic sweetener company based in Sugar Land, Texas and a venture between Imperial Sugar Company and Edward Billington & Son, based in the United Kingdom. For more information about Wholesome, visit www.organicsugars.biz.

Statements regarding future rebuilding efforts, future market prices and margins, future import and export levels, future government and legislative action, future operating results, future availability of raw sugar, operating efficiencies, future investments and initiatives, future cost savings, future product innovations, future energy costs, our liquidity and ability to finance our operations and capital investment programs, future pension payments and other statements that are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, unknown refinery damage, unforeseen engineering and equipment delays, results of insurance negotiations, market factors, farm and trade policy, our ability to realize planned cost savings and other improvements, the available supply of sugar, energy costs, the effect of weather and economic conditions, results of actuarial assumptions, actual or threatened acts of terrorism or armed hostilities, legislative, administrative and judicial actions and other factors detailed in the Company’s Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

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